Exhibit 3.1

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 5708

Website: secretaryofstate.biz

Filed in the office of

Document Number

ROSS MILLER

20070872936-44

Ross Miller

Filing Date and Time

Secretary of State

12/26/2007 11:10AM

State of Nevada

Entity Number

E0877392007-5

Articles of Incorporation

       (PURSUANT TO NRS 78)

1.  Name of

     Corporation:

SOUTHERN CROSS RESOURCES GROUP, INC.

2.  Resident Agent

Stevenson Management Group, Inc.

     Name and Street

9750 Peace Way #2090

Las Vegas

Nevada 89147

     Address:

3.  Shares:

Number of shares

Par value

Number of shares

with par value:

75,000,000

per share

$.001

without par value:

4.  Names & Addresses

     Of the Board of

     Directors/Trustees:

Philip Mereday

RR1 Box 363

Dallas

PA

18612

5.  Purpose:      The purpose of this Corporation shall be:  All Legal Purposes.

6.  Name, Address

     And Signature of

     incorporator:              Philip Mereday

                                X  /s/ Philip Mereday

RR1 Box 363

Dallas

PA 18612

7.   Certificate of

      Acceptance of

      Appointment of

      Resident Agent:        I hereby accept appointment as Resident Agent for the above named corporation

X  /s/  Stevenson Management Group, Inc.                    12/26/07